Exhibit 16.1

May 2, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street NE
Washington, DC 20549

Re: HDS INTERNATIONAL CORP.

Ladies and Gentlemen:

We have read the statements under item 4.01 in the Form 8-K dated May 2, 2016, of HDS INTERNATIONAL CORP. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm. We have no basis to, and therefore, do not agree or disagree with the other statements made by the Company in the Form 8-K.

Respectfully submitted,

/s/M & K CPAS, PLLC
Houston, Texas
May 2, 2016